Exhibit 99.1

For Immediate Release

AVERY DENNISON ANNOUNCES

FOURTH QUARTER AND FULL YEAR 2019 RESULTS

➢	4Q19 Reported EPS of $1.92
➢ Adjusted EPS (non-GAAP) of $1.73

➢	4Q19 Net sales increased 0.2% to $1.77 billion
➢ Organic sales growth (non-GAAP) of 2.1%

➢	FY19 Reported EPS of $3.57, incl. pension settlement charges
➢ Adjusted EPS of $6.60

➢	FY19 Net sales decreased 1.2% to $7.07 billion
➢ Organic sales growth of 2.0%

➢	Returned $427 mil. to shareholders via share repurchase and dividends in 2019

➢	Expect FY20 Reported EPS of $6.75 to $7.00
➢ Adjusted EPS of $6.90 to $7.15

GLENDALE, Calif., January 29, 2020 – Avery Dennison Corporation (NYSE:AVY) today announced preliminary, unaudited results for its fourth quarter and year ended December 28, 2019. Non-GAAP financial measures referenced in this document are reconciled to GAAP in the attached tables. Unless otherwise indicated, comparisons are to the same periods in the prior year.

“We delivered another year of strong adjusted earnings growth in 2019, despite challenging market conditions and significant currency headwinds,” said Mitch Butier, Chairman, President and CEO. “Our focus in this environment is on protecting our margins in the base business, while driving faster-than-average growth and continuing to invest disproportionately in high value categories like RFID. We are executing well on both fronts.

“Label and Graphic Materials delivered solid volume improvement in the second half while expanding margins, recapturing share that we ceded at the tail end of the last inflationary cycle, as planned. Retail Branding and Information Solutions delivered mid-teens profit growth, reflecting both strong top-line performance and continued margin expansion. And, in a difficult year for industrial end markets, Industrial and Healthcare Materials posted modest sales growth while expanding margins significantly.

“For 2020, we are targeting continued progress toward our 2021 goals,” added Butier. “We anticipate solid earnings growth, benefitting from our improved volume trend. We continue our relentless pursuit of productivity, triggering the next wave of restructuring savings, while investing to drive future growth and strengthen our competitive advantage, including our recently announced acquisition of Smartrac.

“We remain confident that the consistent execution of our strategies will enable us to continue to deliver for all of our key stakeholders. I would like to thank our employees for their dedication to creating superior value for our customers, investors, and the communities in which we operate through their constant focus on innovation and operational excellence.”

Fourth Quarter 2019 Results by Segment

Label and Graphic Materials

•	Reported sales decreased 0.4 percent. On an organic basis, sales grew 1.5 percent, driven by volume/mix, partially offset by pricing. Sales increased low-single digits on an organic basis in Label and Packaging Materials, and decreased low-single digits on an organic basis in the combined Graphics and Reflective Solutions businesses.

•

Reported operating margin decreased 70 basis points to 12.0 percent as the benefits of productivity initiatives and the net impact of raw material deflation and pricing were more than offset by higher restructuring charges and unfavorable product mix. Adjusted operating margin increased 40 basis points to 13.3 percent.

Retail Branding and Information Solutions

•	Reported sales increased 3.6 percent; on an organic basis, sales grew 5.2 percent, driven by continued strength in RFID and external embellishments.

•	Reported operating margin decreased 10 basis points to 11.5 percent as the benefits from increased volume and productivity were more than offset by higher employee-related costs, restructuring charges, and growth-related investments. Adjusted operating margin increased 140 basis points to 13.6 percent.

Industrial and Healthcare Materials

•	Reported sales declined 3.1 percent. On an organic basis, sales fell 1.1 percent, reflecting a mid-single digit decline in healthcare categories, partially offset by a low-single digit increase in industrial categories.

•	Reported operating margin decreased 310 basis points to 7.2 percent, reflecting higher restructuring charges and employee-related costs that more than offset the benefits of productivity gains and strategic pricing initiatives. Adjusted operating margin increased 60 basis points to 10.2 percent.

Other

Share Repurchases / Equity Dilution from Long-Term Incentives

For the fourth quarter and full year 2019, the company repurchased 0.3 and 2.2 million shares, respectively, at an aggregate cost of $33 million and $238 million, respectively. Net of dilution, the company’s share count decreased by 1.5 million for the year.

In 2019, the company returned $427 million in cash to shareholders through a combination of share repurchases and dividends.

Income Taxes

The company’s reported effective tax rate was positive 1.3 percent for the fourth quarter and negative 22.7 percent for the full year. The company’s adjusted (non-GAAP) tax rate was 24.2 percent for the fourth quarter and 24.6 percent for the full year; these rates exclude a fourth quarter net tax benefit of $48 million from a discrete foreign structuring transaction, while the full year rate also excludes a net tax benefit of $179 million associated with the termination of our U.S. pension plan.

The company’s 2020 adjusted tax rate is expected to be in the mid-twenty percent range.

Cost Reduction Actions

In the fourth quarter and full year 2019, the company realized approximately $18 million and $53 million, respectively, in pre-tax savings from restructuring, net of transition costs, and incurred pre-tax restructuring charges of approximately $29 million and $50 million, respectively, the vast majority of which represents cash charges.

Outlook

In its supplemental presentation materials, “Fourth Quarter and Full Year 2019 Financial Review and Analysis,” the company provides a list of factors that it believes will contribute to its 2020 financial results. Based on the factors listed and other assumptions, the company expects 2020 reported earnings per share of $6.75 to $7.00.

Excluding an estimated $0.15 per share related to restructuring charges and other items, the company expects adjusted earnings per share of $6.90 to $7.15.

For more details on the company’s results, see the summary tables accompanying this news release, as well as the supplemental presentation materials, “Fourth Quarter and Full Year 2019 Financial Review and Analysis,” posted on the company’s website at www.investors.averydennison.com, and furnished to the SEC on Form 8-K.

Throughout this release and the supplemental presentation materials, amounts on a per share basis reflect fully diluted shares outstanding.

About Avery Dennison

Avery Dennison (NYSE: AVY) is a global materials science company specializing in the design and manufacture of a wide variety of labeling and functional materials. The company’s products, which are used in nearly every major industry, include pressure-sensitive materials for labels and graphic applications; tapes and other bonding solutions for industrial, medical, and retail applications; tags, labels and embellishments for apparel; and radio frequency identification (RFID) solutions serving retail apparel and other markets. Headquartered in Glendale, California, the company employs more than 30,000 employees in more than 50 countries. Reported sales in 2019 were $7.1 billion. Learn more at www.averydennison.com.

# # #

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995

Certain statements contained in this document are "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements, and financial or other business targets, are subject to certain risks and uncertainties. We believe that the most significant risk factors that could affect our financial performance in the near-term include: (1) the impacts to underlying demand for our products and/or foreign currency fluctuations from global economic conditions, political uncertainty, and changes in governmental regulations; (2) competitors' actions, including pricing, expansion in key markets, and product offerings; (3) the degree to which higher costs can be offset with productivity measures and/or passed on to customers through selling price increases, without a significant loss of volume; and (4) the execution and integration of acquisitions.

Actual results and trends may differ materially from historical or anticipated results depending on a variety of factors, including but are not limited to, risks and uncertainties relating to the following: fluctuations in demand affecting sales to customers; worldwide and local economic conditions; changes in political conditions; changes in governmental laws and regulations; fluctuations in foreign currency exchange rates and other risks associated with foreign operations, including in emerging markets; the financial condition and inventory strategies of customers; changes in our markets due to competitive conditions, technological developments, laws and regulations, and customer preferences; fluctuations in cost and availability of raw materials; our ability to generate sustained productivity improvement; our ability to achieve and sustain targeted cost reductions; the impact of competitive products and pricing; loss of significant contracts or customers; collection of receivables from customers; selling prices; business mix shift; execution and integration of acquisitions; timely development and market acceptance of new products, including sustainable or sustainably-sourced products; investment in development activities and new production facilities; amounts of future dividends and share repurchases; customer and supplier concentrations; successful implementation of new manufacturing technologies and installation of manufacturing equipment; disruptions in information technology systems, including cyber-attacks or other intrusions to network security; successful installation of new or upgraded information technology systems; data security breaches; volatility of financial markets; impairment of capitalized assets, including goodwill and other intangibles; credit risks; our ability to obtain adequate financing arrangements and maintain access to capital; fluctuations in interest and tax rates; changes in tax laws and regulations, including the U.S. Tax Cuts and Jobs Act (“TCJA”), and regulations issued hereto, and uncertainties associated with interpretations of such laws and regulations; outcome of tax audits; fluctuations in pension, insurance, and employee benefit costs; the impact of legal and regulatory proceedings, including with respect to environmental, health and safety; protection and infringement of intellectual property; the impact of epidemiological events on the economy and our customers and suppliers; acts of war, terrorism, and natural disasters; and other factors.

For a more detailed discussion of these and other factors, see “Risk Factors” and “Management’s Discussion and Analysis of Results of Operations and Financial Condition” in our 2018 Form 10-K, filed with the Securities and Exchange Commission on February 27, 2019, and subsequent quarterly reports on Form 10-Q. The forward-looking statements included in this document are made only as of the date of this document, and we undertake no obligation to update these statements to reflect subsequent events or circumstances, other than as may be required by law.

For more information and to listen to a live broadcast or an audio replay of the quarterly conference call with analysts, visit the Avery Dennison website at www.investors.averydennison.com

Contacts:

Media Relations:

Rob Six (626) 304-2361

rob.six@averydennison.com

Investor Relations:

Cindy Guenther (626) 304-2204

cynthia.guenther@averydennison.com

Fourth Quarter Financial Summary - Preliminary, unaudited
(In millions, except % and per share amounts)

	4Q	4Q	% Sales Change vs. P/Y
	2019	2018	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:
Label and Graphic Materials	$1,176.2	$1,181.4	(0.4%)	1.5%	1.5%
Retail Branding and Information Solutions	426.9	412.1	3.6%	5.2%	5.2%
Industrial and Healthcare Materials	169.8	175.2	(3.1%)	(1.1%)	(1.1%)
Total net sales	$1,772.9	$1,768.7	0.2%	2.1%	2.1%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
	4Q	4Q	%	% of Sales		4Q	4Q	%	% of Sales
	2019	2018	Change	2019	2018	2019	2018	Change	2019	2018
Operating income (loss) / operating margins
before interest, other non-operating expense, and taxes,
by segment:
Label and Graphic Materials	$140.9	$150.1		12.0%	12.7%	$156.0	$152.0		13.3%	12.9%
Retail Branding and Information Solutions	49.1	48.0		11.5%	11.6%	58.1	50.3		13.6%	12.2%
Industrial and Healthcare Materials	12.2	18.0		7.2%	10.3%	17.4	16.8		10.2%	9.6%
Corporate expense	(22.1)	(22.1)				(19.9)	(22.1)
Total operating income / operating margins
before interest, other non-operating expense, and taxes	$180.1	$194.0	(7%)	10.2%	11.0%	$211.6	$197.0	7%	11.9%	11.1%

Interest expense	$17.8	$16.3				$17.8	$16.3

Other non-operating expense, net (d)	($3.0)	$89.9				($0.2)	$3.6

Income before taxes	$165.3	$87.8	88%	9.3%	5.0%	$194.0	$177.1	10%	10.9%	10.0%

Provision for (benefit from) income taxes	$2.2	($9.5)				$46.9	$44.3

Equity method investment losses	($0.6)	($0.2)				($0.6)	($0.2)

Net income	$162.5	$97.1	67%	9.2%	5.5%	$146.5	$132.6	10%	8.3%	7.5%

Net income per common share, assuming dilution	$1.92	$1.11	73%			$1.73	$1.52	14%

Free Cash Flow (e)						$184.9	$168.7

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustment for transitional reporting of highly inflationary economies (Argentina). Segment results are also adjusted for the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes impact of restructuring charges and other items.

(d)	As reported "Other non-operating expense, net" for the fourth quarter of 2019 and 2018 includes ($2.8) and $86.3, respectively, of pension plan (credits), net of settlement charges.

(e)	Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan.

Full Year Financial Summary - Preliminary, unaudited
(in millions, except % and per share amounts)

			% Sales Change vs. P/Y
	2019	2018	Reported	Ex. Currency	Organic
				(a)	(b)
Net sales, by segment:
Label and Graphic Materials	$4,745.9	$4,851.1	(2.2%)	1.2%	1.2%
Retail Branding and Information Solutions	1,650.3	1,613.2	2.3%	5.1%	5.1%
Industrial and Healthcare Materials	673.9	694.7	(3.0%)	0.4%	0.4%
Total net sales	$7,070.1	$7,159.0	(1.2%)	2.0%	2.0%

	As Reported (GAAP)					Adjusted Non-GAAP (c)
			%	% of Sales				%	% of Sales
	2019	2018	Change	2019	2018	2019	2018	Change	2019	2018
Operating income (loss) / operating margins before interest, other non-operating expense, and taxes, by segment:
Label and Graphic Materials	$601.5	$568.2		12.7%	11.7%	$629.8	$630.0		13.3%	13.0%
Retail Branding and Information Solutions	196.6	170.4		11.9%	10.6%	206.5	181.8		12.5%	11.3%
Industrial and Healthcare Materials	60.0	62.9		8.9%	9.1%	69.4	61.9		10.3%	8.9%
Corporate expense	(87.6)	(83.4)				(82.0)	(85.7)
Total operating income / operating margins before interest, other non-operating expense, and taxes	$770.5	$718.1	7%	10.9%	10.0%	$823.7	$788.0	5%	11.7%	11.0%

Interest expense	$75.8	$58.5				$75.8	$58.5

Other non-operating expense, net (d)	$445.2	$104.8				$1.1	$11.1

Income before taxes	$249.5	$554.8	(55%)	3.5%	7.7%	$746.8	$718.4	4%	10.6%	10.0%

(Benefit from) provision for income taxes (e)	($56.7)	$85.4				$183.4	$179.6

Equity method investment losses	($2.6)	($2.0)				($2.6)	($2.0)

Net income	$303.6	$467.4	(35%)	4.3%	6.5%	$560.8	$536.8	4%	7.9%	7.5%

Net income per common share, assuming dilution	$3.57	$5.28	(32%)			$6.60	$6.06	9%

Free Cash Flow (f)						$512.3	$429.2

See accompanying schedules A-4 to A-8 for reconciliations from GAAP to non-GAAP financial measures.

(a)	Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustment for transitional reporting of highly inflationary economies (Argentina). Segment results are also adjusted for the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

(b)	Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

(c)	Excludes impact of restructuring charges and other items.

(d)	As reported "Other non-operating expense, net" for 2019 and 2018 includes $444.1 and $93.7, respectively, of pension plan settlements and related charges.

(e)	As reported "(Benefit from) provision for income taxes" for 2019 includes tax benefit of $178.9 related to the termination of our U.S. pension plan.

(f)	Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan.

AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In millions, except per share amounts)

	(UNAUDITED)

	Three Months Ended		Twelve Months Ended

	Dec. 28, 2019	Dec. 29, 2018	Dec. 28, 2019	Dec. 29, 2018

Net sales	$1,772.9	$1,768.7	$7,070.1	$7,159.0
Cost of products sold	1,288.2	1,297.2	5,166.0	5,243.5
Gross profit	484.7	471.5	1,904.1	1,915.5
Marketing, general and administrative expense	273.1	274.5	1,080.4	1,127.5
Other expense, net(1)	31.5	3.0	53.2	69.9
Interest expense	17.8	16.3	75.8	58.5
Other non-operating expense, net(2)	(3.0)	89.9	445.2	104.8
Income before taxes	165.3	87.8	249.5	554.8
Provision for (benefit from) income taxes(3)	2.2	(9.5)	(56.7)	85.4
Equity method investment losses	(0.6)	(0.2)	(2.6)	(2.0)
Net income	$162.5	$97.1	$303.6	$467.4

Per share amounts:
Net income per common share, assuming dilution	$1.92	$1.11	$3.57	$5.28

Weighted average number of common shares outstanding, assuming dilution	84.5	87.2	85.0	88.6

(1)	"Other expense, net" for the fourth quarter of 2019 includes severance and related costs of $25.5, asset impairment charges of $3.4, and transaction costs of $2.6.

"Other expense, net" for the fourth quarter of 2018 includes severance and related costs of $7 and asset impairment charges of $1, partially offset by reversal of acquisition-related contingent consideration of $5.

"Other expense, net" for fiscal year 2019 includes severance and related costs of $45.3, asset impairment and lease cancellation charges of $5.1, legal settlement of $3.4, and transaction costs of $2.6, partially offset by gain on sales of assets of $3.2.

"Other expense, net" for fiscal year 2018 includes severance and related costs of $63, asset impairment and lease cancellation charges of $10.7, Argentine peso remeasurement transition loss of $3.4, and other restructuring-related charge of $.5, partially offset by reversal of acquisition-related contingent consideration of $5 and net gain on sales of assets of $2.7.

(2)	"Other non-operating expense, net" includes pension plan (credits), net of settlements and related charges of ($2.8) and $86.3 for the fourth quarter of 2019 and 2018, respectively, and $444.1 and $93.7 for the fiscal year 2019 and 2018, respectively.

(3)	"Provision for (benefit from) income taxes" for fiscal year 2019 includes tax benefit of $178.9 related to the termination of our U.S. pension plan.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

	(UNAUDITED)

ASSETS	Dec. 28, 2019	Dec. 29, 2018

Current assets:
Cash and cash equivalents	$253.7	$232.0
Trade accounts receivable, net	1,212.2	1,189.7
Inventories, net	663.0	651.4
Other current assets	211.7	224.9
Total current assets	2,340.6	2,298.0
Property, plant and equipment, net	1,210.7	1,137.4
Goodwill and other intangibles resulting from business acquisitions, net	1,057.3	1,085.8
Non-current deferred income taxes	225.4	205.3
Other assets	654.8	451.0
	$5,488.8	$5,177.5

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term borrowings and current portion of long-term debt and finance leases	$440.2	$194.6
Accounts payable	1,066.1	1,030.5
Other current liabilities	747.5	768.9
Total current liabilities	2,253.8	1,994.0
Long-term debt and finance leases	1,499.3	1,771.6
Other long-term liabilities	531.7	456.8
Shareholders' equity:
Common stock	124.1	124.1
Capital in excess of par value	874.0	872.0
Retained earnings	2,979.1	2,864.9
Treasury stock at cost	(2,425.1)	(2,223.9)
Accumulated other comprehensive loss	(348.1)	(682.0)
Total shareholders' equity	1,204.0	955.1
	$5,488.8	$5,177.5

In the first quarter of 2019, we adopted Accounting Standards Codification ("ASU") No. 2016-02, Leases. This ASU requires lessees to recognize on their balance sheets the rights and obligations created by leases. As allowed under this ASU, we elected to apply it using a modified retrospective approach. This approach applies to all leases that existed at or commenced after the date of our initial application. As such, prior year comparative periods have not been adjusted.

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AVERY DENNISON CORPORATION

PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

	(UNAUDITED)
	Twelve Months Ended
	Dec. 28, 2019	Dec. 29, 2018

Operating Activities:
Net income	$303.6	$467.4
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	140.3	141.5
Amortization	38.7	39.5
Provision for doubtful accounts and sales returns	58.7	45.6
Stock-based compensation	34.5	34.3
Pension plan settlements and related charges	444.1	93.7
Deferred income taxes and other non-cash taxes	(216.9)	(32.7)
Other non-cash expense and loss (income and gain), net	28.3	60.4
Changes in assets and liabilities and other adjustments	(84.8)	(391.8)
Net cash provided by operating activities	746.5	457.9
Investing Activities:
Purchases of property, plant and equipment	(219.4)	(226.7)
Purchases of software and other deferred charges	(37.8)	(29.9)
Proceeds from sales of property, plant and equipment	7.8	9.4
Proceeds from insurance and sales (purchases) of investments, net	4.9	18.5
Payments for investments in businesses	(6.5)	(3.8)
Net cash used in investing activities	(251.0)	(232.5)
Financing Activities:
Net decrease in borrowings (maturities of three months or less)	(5.3)	(77.6)
Additional long-term borrowings	---	493.3
Repayments of long-term debt and finance leases	(18.6)	(6.4)
Dividends paid	(189.7)	(175.0)
Share repurchases	(237.7)	(392.9)
Net (tax withholding) proceeds related to stock-based compensation	(17.4)	(32.2)
Payments of contingent consideration	(1.6)	(17.3)
Net cash used in financing activities	(470.3)	(208.1)
Effect of foreign currency translation on cash balances	(3.5)	(9.7)
Increase in cash and cash equivalents	21.7	7.6
Cash and cash equivalents, beginning of year	232.0	224.4
Cash and cash equivalents, end of year	$253.7	$232.0

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Reconciliation of Non-GAAP Financial Measures to GAAP

We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures.  These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures.  These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP.  Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity.

Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions.  The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period.  By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures.  These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing.

We use the following non-GAAP financial measures in the accompanying news release and presentation:

Sales change ex. currency refers to the increase or decrease in net sales, excluding the estimated impact of foreign currency translation, and, where applicable, currency adjustment for transitional reporting of highly inflationary economies (Argentina). Segment results are also adjusted for the reclassification of sales between segments. The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations.

Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year.

We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period.

Adjusted operating income refers to income before taxes, interest expense, other non-operating expense, and other expense, net.

Adjusted operating margin refers to adjusted operating income as a percentage of net sales.

Adjusted tax rate refers to the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact that rate, such as impacts related to the enactment of the U.S. Tax Cuts and Jobs Act (TCJA) and our U.S. pension plan termination, effects of certain discrete tax planning actions, and other items.

Adjusted net income refers to income before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items.

Adjusted net income per common share, assuming dilution (adjusted EPS) refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution.

We believe that adjusted operating margin, adjusted net income, and adjusted EPS assist investors in understanding our core operating trends and comparing our results with those of our competitors.

Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from insurance and sales (purchases) of investments. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions.

The following reconciliations are provided in accordance with Regulations G and S-K and reconcile our non-GAAP financial measures with the most directly comparable GAAP financial measures.

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A-5

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 28, 2019	Dec. 29, 2018	Dec. 28, 2019	Dec. 29, 2018
Reconciliation from GAAP to Non-GAAP operating margins:

Net sales	$1,772.9	$1,768.7	$7,070.1	$7,159.0
Income before taxes	$165.3	$87.8	$249.5	$554.8
Income before taxes as a percentage of net sales	9.3%	5.0%	3.5%	7.7%
Adjustments:
Interest expense	$17.8	$16.3	$75.8	$58.5
Other non-operating expense, net	(3.0)	89.9	445.2	104.8
Operating income before interest expense, other non-operating expense, and taxes	$180.1	$194.0	$770.5	$718.1
Operating margins	10.2%	11.0%	10.9%	10.0%

Income before taxes	$165.3	$87.8	$249.5	$554.8
Adjustments:
Restructuring charges:
Severance and related costs	25.5	7.0	45.3	63.0
Asset impairment and lease cancellation charges	3.4	1.0	5.1	10.7
Transaction costs	2.6	---	2.6	---
Legal settlement	---	---	3.4	---
Argentine peso remeasurement transition loss	---	---	---	3.4
Other restructuring-related charge	---	---	---	0.5
Reversal of acquisition-related contingent consideration	---	(5.0)	---	(5.0)
Net gain on sales of assets	---	---	(3.2)	(2.7)
Interest expense	17.8	16.3	75.8	58.5
Other non-operating expense, net	(3.0)	89.9	445.2	104.8
Adjusted operating income before interest expense, other non-operating expense, and taxes (non-GAAP)	$211.6	$197.0	$823.7	$788.0
Adjusted operating margins (non-GAAP)	11.9%	11.1%	11.7%	11.0%

Reconciliation from GAAP to Non-GAAP net income:
As reported net income	$162.5	$97.1	$303.6	$467.4
Adjustments:
Restructuring charges and other items(1)	31.5	3.0	53.2	69.9
Pension plan settlements and related charges	(2.8)	86.3	444.1	93.7
Tax benefit from pension plan settlements and related charges(2)	0.8	(19.3)	(179.0)	(19.3)
Tax benefit from pension plan contributions(3)(4)	---	---	---	(31.0)
Tax benefit from discrete foreign tax structuring and planning transactions	(47.9)	(31.0)	(47.9)	(31.0)
Tax effect on restructuring charges and other items and impact of adjusted tax rate	2.4	0.2	(13.2)	(9.2)
Adjustments to TCJA provisional amounts(2)(4)	---	(3.7)	---	(3.7)
Adjusted net income (non-GAAP)	$146.5	$132.6	$560.8	$536.8

(1) Includes restructuring and related charges, transaction costs, legal settlement, Argentine peso remeasurement transition loss, other restructuring-related charge, reversal of acquisition-related contingent consideration, and net gain on sales of assets.

(2) Amounts in the fourth quarter of 2018 include the combined third and fourth quarter impacts of ($1.2) and ($18.1) for tax benefits from pension plan settlements, and ($4.7) and $1 for adjustments to TCJA provisional amounts.

(3) Tax benefits from the deduction of the third quarter 2018 pension contribution on our 2017 U.S. income tax return.

(4) In the fourth quarter of 2018, we finalized our provisional amounts as defined under SEC Staff Accounting Bulletin No. 118 related to the TCJA.

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(continued)

AVERY DENNISON CORPORATION

PRELIMINARY RECONCILIATION FROM GAAP TO NON-GAAP FINANCIAL MEASURES

(In millions, except % and per share amounts)

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 28, 2019	Dec. 29, 2018	Dec. 28, 2019	Dec. 29, 2018

Reconciliation from GAAP to Non-GAAP net income per common share:
As reported net income per common share, assuming dilution	$1.92	$1.11	$3.57	$5.28
Adjustments per common share, net of tax:
Restructuring charges and other items(1)	0.37	0.04	0.63	0.78
Pension plan settlements and related charges	(0.02)	0.77	3.12	0.84
Tax benefit from discrete foreign tax structuring and planning transactions	(0.57)	(0.36)	(0.56)	(0.35)
Adjustments to TCJA provisional amounts(2)	---	(0.04)	---	(0.39)
Tax effect on restructuring charges and other items and impact of adjusted tax rate	0.03	---	(0.16)	(0.10)
Adjusted net income per common share, assuming dilution (non-GAAP)	$1.73	$1.52	$6.60	$6.06
Weighted average number of common shares outstanding, assuming dilution	84.5	87.2	85.0	88.6

The adjusted tax rate was 24.2% and 24.6% for the three and twelve months ended Dec. 28, 2019, respectively, and 25% for the three and twelve months ended Dec. 29, 2018.

(1) Includes pretax restructuring and related charges, transaction costs, legal settlement, Argentine peso remeasurement transition loss, other restructuring-related charge, reversal of acquisition-related contingent consideration, and net gain on sales of assets.

(2) In the fourth quarter of 2018, we finalized our provisional amounts as defined under SEC Staff Accounting Bulletin No. 118 related to the TCJA.

	(UNAUDITED)
	Three Months Ended		Twelve Months Ended
	Dec. 28, 2019	Dec. 29, 2018	Dec. 28, 2019	Dec. 29, 2018
Reconciliation of free cash flow:
Net cash provided by operating activities	$279.5	$270.2	$746.5	$457.9
Purchases of property, plant and equipment	(86.5)	(94.0)	(219.4)	(226.7)
Purchases of software and other deferred charges	(10.4)	(8.4)	(37.8)	(29.9)
Proceeds from sales of property, plant and equipment	0.1	---	7.8	9.4
Proceeds from insurance and sales (purchases) of investments, net	1.4	0.9	4.9	18.5
Pension plan contributions for plan termination	0.8	---	10.3	200.0
Free cash flow (non-GAAP)	$184.9	$168.7	$512.3	$429.2

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(In millions, except %)

(UNAUDITED)

	Fourth Quarter Ended

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2019	2018	2019 (1)	2018 (2)	2019	2018

Label and Graphic Materials	$1,176.2	$1,181.4	$140.9	$150.1	12.0%	12.7%
Retail Branding and Information Solutions	426.9	412.1	49.1	48.0	11.5%	11.6%
Industrial and Healthcare Materials	169.8	175.2	12.2	18.0	7.2%	10.3%
Corporate Expense	N/A	N/A	(22.1)	(22.1)	N/A	N/A
TOTAL FROM OPERATIONS	$1,772.9	$1,768.7	$180.1	$194.0	10.2%	11.0%

(1) Operating income for the fourth quarter of 2019 includes severance and related costs of $25.5, asset impairment charges of $3.4, and transaction costs of $2.6. Of the total $31.5, the Label and Graphic Materials segment recorded $15.1, the Retail Branding and Information Solutions segment recorded $9, the Industrial and Healthcare Materials segment recorded $5.2, and Corporate recorded $2.2.

(2) Operating income for the fourth quarter of 2018 includes severance and related costs of $7 and asset impairment charges of $1, partially offset by reversal of acquisition-related contingent consideration of $5. Of the total $3, the Label and Graphic Materials segment recorded $1.9, the Retail Branding and Information Solutions segment recorded $2.3, and the Industrial and Healthcare Materials segment recorded ($1.2).

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Fourth Quarter Ended
	OPERATING INCOME		OPERATING MARGINS

	2019	2018	2019	2018
Label and Graphic Materials
Operating income and margins, as reported	$140.9	$150.1	12.0%	12.7%
Adjustments:
Restructuring charges:
Severance and related costs	15.1	1.6	1.3%	0.2%
Asset impairment charges	---	0.3	---	---
Adjusted operating income and margins (non-GAAP)	$156.0	$152.0	13.3%	12.9%

Retail Branding and Information Solutions
Operating income and margins, as reported	$49.1	$48.0	11.5%	11.6%
Adjustments:
Restructuring charges:
Severance and related costs	6.3	1.7	1.5%	0.4%
Asset impairment charges	0.1	0.6	---	0.2%
Transaction costs	2.6	---	0.6%	---
Adjusted operating income and margins (non-GAAP)	$58.1	$50.3	13.6%	12.2%

Industrial and Healthcare Materials
Operating income and margins, as reported	$12.2	$18.0	7.2%	10.3%
Adjustments:
Restructuring charges:
Severance and related costs	1.9	3.7	1.1%	2.1%
Asset impairment charges	3.3	0.1	1.9%	0.1%
Reversal of acquisition-related contingent consideration	---	(5.0)	---	(2.9%)
Adjusted operating income and margins (non-GAAP)	$17.4	$16.8	10.2%	9.6%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

 (In millions, except %)

(UNAUDITED)

	Twelve Months Year-to-Date

	NET SALES		OPERATING INCOME (LOSS)		OPERATING MARGINS
	2019	2018	2019 (1)	2018 (2)	2019	2018

Label and Graphic Materials	$4,745.9	$4,851.1	$601.5	$568.2	12.7%	11.7%
Retail Branding and Information Solutions	1,650.3	1,613.2	196.6	170.4	11.9%	10.6%
Industrial and Healthcare Materials	673.9	694.7	60.0	62.9	8.9%	9.1%
Corporate Expense	N/A	N/A	(87.6)	(83.4)	N/A	N/A
TOTAL FROM OPERATIONS	$7,070.1	$7,159.0	$770.5	$718.1	10.9%	10.0%

(1) Operating income for fiscal year 2019 includes severance and related costs of $45.3, asset impairment and lease cancellation charges of $5.1, legal settlement of $3.4, and transaction costs of $2.6, partially offset by gain on sales of assets of $3.2. Of the total $53.2, the Label and Graphic Materials segment recorded $28.3, the Retail Branding and Information Solutions segment recorded $9.9, the Industrial and Healthcare Materials segment recorded $9.4, and Corporate recorded $5.6.

(2) Operating income for fiscal year 2018 includes severance and related costs of $63, asset impairment and lease cancellation charges of $10.7, Argentine peso remeasurement transition loss of $3.4, and other restructuring-related charge of $.5, partially offset by reversal of acquisition-related contingent consideration of $5 and net gain on sales of assets of $2.7. Of the total $69.9, the Label and Graphic Materials segment recorded $61.8, the Retail Branding and Information Solutions segment recorded $11.4, the Industrial and Healthcare Materials segment recorded ($1), and Corporate recorded ($2.3).

RECONCILIATION FROM GAAP TO NON-GAAP SUPPLEMENTARY INFORMATION

	Twelve Months Year-to-Date
	OPERATING INCOME		OPERATING MARGINS

	2019	2018	2019	2018
Label and Graphic Materials
Operating income and margins, as reported	$601.5	$568.2	12.7%	11.7%
Adjustments:
Restructuring charges:
Severance and related costs	27.7	50.3	0.6%	1.0%
Asset impairment and lease cancellation charges	1.3	7.5	---	0.2%
Argentine peso remeasurement transition loss	---	3.4	---	0.1%
Other restructuring-related charge	---	0.5	---	---
(Gain) loss on sales of assets	(0.7)	0.1	---	---
Adjusted operating income and margins (non-GAAP)	$629.8	$630.0	13.3%	13.0%

Retail Branding and Information Solutions
Operating income and margins, as reported	$196.6	$170.4	11.9%	10.6%
Adjustments:
Restructuring charges:
Severance and related costs	9.3	8.8	0.6%	0.5%
Asset impairment and lease cancellation charges	0.5	3.1	---	0.2%
Gain on sales of assets	(2.5)	(0.5)	(0.2%)	---
Transaction costs	2.6	---	0.2%	---
Adjusted operating income and margins (non-GAAP)	$206.5	$181.8	12.5%	11.3%

Industrial and Healthcare Materials
Operating income and margins, as reported	$60.0	$62.9	8.9%	9.1%
Adjustments:
Restructuring charges:
Severance and related costs	6.1	3.9	0.9%	0.5%
Asset impairment charges	3.3	0.1	0.5%	---
Reversal of acquisition-related contingent consideration	---	(5.0)	---	(0.7%)
Adjusted operating income and margins (non-GAAP)	$69.4	$61.9	10.3%	8.9%

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AVERY DENNISON CORPORATION

PRELIMINARY SUPPLEMENTARY INFORMATION

(UNAUDITED)

	Fourth Quarter 2019
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	0.2%	(0.4%)	3.6%	(3.1%)
Reclassification of sales between segments	---	(0.2%)	0.6%	---
Foreign currency translation	1.9%	2.1%	1.0%	2.0%
Sales change ex. currency (non-GAAP)(1)	2.1%	1.5%	5.2%	(1.1%)
Acquisitions	---	---	---	---
Organic sales change (non-GAAP)	2.1%	1.5%	5.2%	(1.1%)

	Full Year 2019
	Total Company	Label and Graphic Materials	Retail Branding and Information Solutions	Industrial and Healthcare Materials
Reconciliation from GAAP to Non-GAAP sales change
Reported net sales change	(1.2%)	(2.2%)	2.3%	(3.0%)
Reclassification of sales between segments	---	(0.2%)	0.6%	---
Foreign currency translation	3.3%	3.6%	2.2%	3.4%
Sales change ex. currency (non-GAAP)(1)	2.0%	1.2%	5.1%	0.4%
Acquisitions	---	---	---	---
Organic sales change (non-GAAP)	2.0%	1.2%	5.1%	0.4%

(1) Totals may not sum due to rounding

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